FOR IMMEDIATE RELEASE

Contacts:
Media: Tracy Broadwater
423-224-0498/ tkbroadwater@eastman.com
Investors: Greg Riddle
212-835-1620/ griddle@eastman.com

Eastman Announces Retirement of CFO and Polymers Business Group Head; Names New Senior Management Appointments

Espeland Named CFO

KINGSPORT, Tenn., July 8, 2008 – Eastman Chemical Company (NYSE:EMN) today announced the retirement of two executives and several resulting senior management appointments that demonstrate the company’s depth of management expertise.  These new appointees will play key roles as the company executes its strategy that is expected to result in a doubling of its earnings per share over the next five years.

Richard A. Lorraine, 62, announced he will step down as senior vice president and chief financial officer, effective Sept.1, 2008.  Lorraine will remain with the company until the end of the year performing in various roles and special projects.

“During his tenure with the company, Eastman has benefitted enormously from Rich’s leadership, broad business experience and his strong disciplined approach to finance,” said Brian Ferguson, chairman and chief executive officer.  “He was instrumental in the process of making difficult decisions and implementing many of the strategic actions we have taken over the last five years.  His many contributions will have a lasting impact on the company.”

Gregory O. Nelson, 56, also announced his retirement as executive vice president and polymers business group head, effective Aug. 1, 2008.

“During the years I have known Greg, I have always admired the integrity he has consistently demonstrated, and for which he is widely known and respected,” said Ferguson.  “As a member of our senior leadership team, he most recently has led the polymers business group in a significant transformation focused on improving business results. He will be missed both personally and professionally.”

“The appointments we’re announcing as a result of these retirements demonstrate the depth and breadth of our leadership.  Each of the people being appointed has the skills and experience to assume very important assignments that are essential to us delivering on our plans for growth.”

Eastman announced the following appointments, effective Aug. 1, 2008, unless otherwise noted:

•	Curtis E. Espeland, 44, will succeed Lorraine as senior vice president and chief financial officer, effective Sept. 1, 2008. Espeland is currently vice president, finance and chief accounting officer.

•
Mark J. Costa, 42, will assume Nelson’s position and become executive vice president, responsible for the polymers business group, as well as marketing.  Costa is currently senior vice president, corporate strategy and marketing.

•
Ronald C. Lindsay, 49, has been named senior vice president, corporate strategy and regional leadership.  In this role, Lindsay will be responsible for the company’s industrial gasification initiatives.  Lindsay is currently senior vice president and chief technology officer.

•
Norris P. Sneed, 52, has been appointed senior vice president and chief administrative officer, with responsibilities for human resources, communications and public affairs and information technology, effective Sept. 1, 2008.  Sneed is currently senior vice president, human resources, communications and public affairs.

•	Gregory W. Nelson, 45, will assume the position of senior vice president and chief technology officer. Nelson is currently vice president, corporate technology.

•	Scott V. King, 39, will replace Espeland as chief accounting officer effective Sept. 1, 2008, in addition to continuing in his current position of vice president and controller.

James P. Rogers continues as president, Eastman Chemical Company, and chemicals and fibers business group head; Theresa K. Lee will continue as senior vice president, chief legal officer, and corporate secretary.

“This senior management team, consisting of both existing and new members, will ensure continuity of Eastman’s strong leadership,” said Ferguson.  “I am confident that as a team, these highly skilled and talented individuals will maintain the outstanding performance of the company and continue the execution of our growth strategies.”

Biographical and Related Information

Curtis E. Espeland – Since joining Eastman in 1996, Espeland has held multiple corporate and business finance positions of increasing responsibility.  In addition to being the Chief Accounting Officer since 2002, he has led the financial activities of various business segments and geographical regions within the company.  Most recently, Espeland was responsible for the financial strategies and transactions associated with the transformation of the polymers business group and the growth initiatives of the industrial gasification business.  He also has served as the director of internal audit, director of planning and forecasting, and director of finance, Asia Pacific, based in Singapore.  Before joining Eastman in 1996, Espeland was an audit and business advisory manager with Arthur Anderson LLP in the U.S., Australia and Europe.

Mark J. Costa –Since joining Eastman in 2006, Costa has led the company’s corporate strategy work.  He has been instrumental in developing business strategies, including the company’s plans for growth through industrial gasification.  Prior to joining Eastman, he was a senior partner within Monitor Group’s integrated North American and global client service networks where he gained extensive experience as a consultant to senior executives across a broad range of industries, including the commodity and specialty chemicals sectors.  In his new role, Costa will have responsibility for leading the execution of Eastman’s growth strategies in its performance polymers and specialty plastics business segments.  He will also continue to lead the company’s marketing efforts which he has done since 2006.

Ronald C. Lindsay – Since joining Eastman in 1980, Lindsay has had vast experience in both business and manufacturing, and for more than a decade he held various positions of responsibility in the construction, start up, operation and maintenance of Eastman’s Kingsport gasification facility.  Under his leadership, the facility increased its capacity, improved productivity and yields on use of coal, and achieved record reliability.  In his new role, Lindsay’s many years of experience and deep knowledge of the gasification process will help guide the company’s efforts as it moves further into the implementation phase of its industrial gasification strategy.

Norris P. Sneed – Sneed joined Eastman in 1979 as a chemical engineer.  Since that time,
Sneed has held leadership positions in various organizations, including manufacturing and new business development. His varied assignments have been at several company locations, both within the U.S. and internationally.  Sneed served as Vice President of Organizational Effectiveness in the Human Resources, Communication and Public Affairs organization prior to his appointment to his current position in 2003.

Gregory W. Nelson – Dr. Nelson came to Eastman in 1988 in the company’s research and development organization.  He has held various positions in technology, including technology manager for the flexible plastics business; vice president, polymers technology; and, since 2007, vice president, corporate technology.  While head of the polymers technology organization, Nelson was instrumental in the development of Eastman IntegRex™ technology.

Scott V. King – King joined Eastman in 1999 as manager, corporate consolidations and external reporting.  Since that time, he has held various positions of increasing responsibility in the financial organization.  Prior to joining Eastman, Scott was an audit and business advisory manager and certified public accountant with PricewaterhouseCoopers LLP in St. Louis, Missouri and Chicago, Illinois.

For complete management biographical information, including educational background, visit www.eastman.com.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is a major supplier of cellulose acetate fibers; and produces PET polymers for packaging. As a Responsible Care® company, Eastman is committed to achieving the highest standards of health, safety, environmental and security performance. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2007 sales of $6.8 billion and approximately 10,500 employees. For more information about Eastman and its products, visit www.eastman.com.